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                                                                Exhibit 10.6(a)

                                 AMENDMENT TO
                      LOAN AGREEMENT AND PROMISSORY NOTE

     This Amendment to Loan Agreement and Promissory Note (this "Amendment") is made effective as of July 1, 2000, by and between Alvin N. Lubetkin ("Borrower") and Oshman's Sporting Goods, Inc., of 2302 Maxwell Lane, Houston, Texas 77023 ("Company").

WHEREAS, the Board of Directors of the Company has previously approved a loan by the Company to Alvin Lubetkin in the original principal amount of $700,000, payable without interest in installments, pursuant to the terms of a promissory note (the "Note") and a loan agreement (the "Loan Agreement") each dated October 3, 1990; and

WHEREAS, in conjunction with Mr. Lubetkin's voluntary salary reduction in 1991, the Board approved a modification to the Note and Loan Agreement restructuring the payment schedule such that at the scheduled maturity of the Note in September 2000, a lump sum balance would be due and payable; and

WHEREAS, the Board has now determined that it is fair and in the best interests of the Company to permit payment of such lump sum on an installment basis;

NOW, THEREFORE, in consideration of the above premises, the receipt and adequacy of which is hereby acknowledged by both parties, the Company and Borrower do hereby agree as follows:

1. The Note and Loan Agreement are hereby amended to provide for repayment of the balance outstanding thereunder as of July 1, 2000, in 82 equal bi-weekly installments of $2,768.00 each, plus the bi-weekly installment of the insurance premium payable pursuant to Section 3 of the Loan Agreement, which is currently $136.54.

2. Except as expressly set forth above, the Agreement is hereby ratified and affirmed, and continued in full force and effect. This Amendment may be executed in counterparts, which taken together shall constitute one and the same original document.

The validity, interpretation and performance of this Agreement shall be governed and construed in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date first above written.

OSHMAN'S SPORTING GOODS, INC.                   /s/ Alvin Lubetkin
                                                ----------------------
                                                    Alvin N. Lubetkin
By: /s/ Steven U. Rath
    --------------------------------            Date:    7/26/00
Printed Name: Steven U. Rath                         -----------------
             -----------------------
Title: Exec. Vice Pres.
       -----------------------------
Date: July 26, 2000
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